UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) [October 17, 2005]

BioSpecifics Technologies Corp
(Exact name of registrant as specified in its charter)

Delaware	0-19879	11-3054851
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
Of Incorporation)		Identification No.)

35 Wilbur Street, Lynbrook, NY 11563
(Address of Principal Executive Office) (Zip Code)

516.593.7000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report.)

Item 8.01. Other events

On October 17, 2005, the Board of Directors of BioSpecifics Technologies Corp. accepted the resignation of Edwin H. Wegman as its President. Mr. Wegman remains with the Company as its Chairman and Chief Executive Officer. The Board of Directors elected Thomas L. Wegman to the position of President.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioSpecifics Technologies Corp.
By: /s/ Lawrence Dobroff
−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−
Lawrence Dobroff
Chief Financial Officer
Dated: October 19, 2005

INDEX TO EXHIBITS

Exhibit No.	Exhibit Title